Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

NANO-X IMAGING LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value NIS 0.01 per share				$	$			$
Fees to be Paid	Debt	Debt Securities
Fees to be Paid	Other	Warrants
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	457(o)		$		$100,000,000.00	0.0001381		$13,810.00

Total Offering Amounts:								$100,000,000.00			13,810.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$13,810.00

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Offering Note(s)

(1)	The amount to be registered consists of up to $100,000,000 aggregate offering price of an indeterminate amount of ordinary shares, debt securities and/or warrants of the registrant. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion, exchange or exercise, as applicable, of any debt securities or warrants, or (ii) ordinary shares or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.